Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Increases Board Size to 7 Directors and Adopts Stock Buy-Back Program

LIVERMORE, Calif. — April 16, 2015 —FormFactor, Inc. (Nasdaq: FORM) today announced its Board of Directors has voted to increase the number of directors from six to seven and initiated a search for an additional independent director. The Board intends to place particular emphasis on identifying candidates who will add to the diversity of backgrounds and skills represented on the Board.

“FormFactor’s Board of Directors recognizes the importance of director independence and the value of director diversity,” said Tom St. Dennis, Executive Chairman of the Board. “Adding an additional independent board member will strengthen the Board’s ability to support FormFactor’s continued growth and enhance our corporate governance on behalf of our shareholders.”

The company also announced the Board authorized the repurchase of up to $25 million worth of common stock. Under the authorized stock repurchase program, the company may repurchase shares from time to time on the open market. The stock repurchase authorization expires in 12 months and the program may be modified or discontinued at any time.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: including our ability to consummate repurchases under the share repurchase program due to changes in our stock price, corporate or other market conditions. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 27, 2014, as filed with the SEC, and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/sec.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

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